ACKNOWLEDGMENT, WAIVER AND AMENDMENT
                                       TO
                               FINANCING AGREEMENT


     This ACKNOWLEDGMENT, WAIVER AND AMENDMENT ("Amendment") TO THE INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT is made as of May 15, 2000 by and between Information Technology Services, Inc., a New York corporation ("Customer"), and IBM Credit Corporation, a Delaware Corporation ("IBM Credit").

                                    RECITALS:

     WHEREAS, Customer and IBM Credit have entered into that certain Inventory or Working Capital Financing Agreement dated as of September 24, 1996 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

     WHEREAS, Customer is in default of one or more of its financial covenants contained in the Agreement (as more specifically explained in Section 2 hereof); and

     WHEREAS, IBM Credit is willing to waive such defaults subject to the conditions set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgment.

     Customer acknowledges that the financial covenants set forth in Attachment A to the Agreement are applicable to the financial results of Customer for the fiscal quarter ending March 31, 2000 and Customer was required to maintain such financial covenants at all times. Customer further acknowledges its actual attainment was as follows:

             Covenant                                      Covenant Requirement                     Covenant Actual
             --------                                      --------------------                     ---------------

(a)          Revenue on an Annual Basis to Working         Greater than Zero and
             Capital                                       Equal to or Less than 15.00:1.00         5.55:1.00

(b)          Net Profit after Tax to Revenue               Equal to or Greater than
                                                           $350,000                                 -$1,244,000

(c)          Total Liabilities to Tangible Net Worth       Greater than Zero and
                                                           Equal to or Less than 3.00:1.00          0.59:1.00

Section 3. Waivers to Agreement. IBM Credit hereby waives the defaults of Customer with the terms of the Agreement to the extent such defaults are set forth in Section 2 hereof.

Section 4. Amendment. The Agreement is hereby amended as follows:

A. Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

     (a)  A new sub-section (iv) under Borrowing Base:

          (iv) Less an amount equal to twenty percent (20%) of outstandings under the Credit Line at all times;

     (b) Credit Line is decreased from Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000) to Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000);

     (c) Customer shall be required to maintain the following financial percentage(s) and ratio(s) as of the last day of the fiscal period under review by IBM Credit:

         Covenant          Covenant Requirement               Covenant Requirement      Covenant Requirement
         --------          for the Fiscal Quarter             For the Fiscal Quarter    For the Fiscal Year
                           Ending 06/30/00                    Ending 09/30/00           Ending 12/31/00 and at
                           ---------------                    ---------------           all times thereafter
                                                                                        --------------------
(i)    Revenue on an       Greater than Zero and Equal        Greater than Zero and     Greater than Zero and
        Annual Basis to    to or Less than 15.00:1.00         Equal to or Less than     Equal to or Less Than
        Working Capital                                       15.00:1.00                15.00:1.00

(ii)   Net Profit after    Equal to or Greater than           Equal to or Greater       Equal to or Greater
        Tax to Revenue     -$500,000                          than -$500,000            than $0

(iii)  Total Liabilities to Greater than Zero and Equal        Greater than Zero and     Greater than Zero and
        Tangible Net        to or Less than 3.00:1.00          Equal to or Less than     Equal to or Less than
        Worth                                                 3.00:1.00                 3.00:1.00

Section 5. Rights and Remedies. Except to the extent specifically waived herein, IBM Credit reserves any and all rights and remedies that IBM credit now has or may have in the future with respect to Customer, including any and all rights or remedies which it may have in the future as a result of Customer's failure to comply with its financial covenants to IBM Credit. Except to the extent specifically waived herein, neither this Amendment, any of IBM's Credit's actions or IBM's Credit's failure to act shall be deemed to be a waiver of any such rights or remedies.

Section 6. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.


IBM CREDIT CORPORATION                     INFORMATION TECHNOLOGY SERVICES, INC.

By:  /s/ John Olsen                        By: /s/ Thomas F. Belleau
     --------------                             ---------------------
Print Name: John Olsen                     Print Name: Thomas F. Belleau

Title: Region Loan Manager                 Title: VP - Finance/CFO

        ATTACHMENT A, EFFECTIVE DATE APRIL 1, 2000 ("IWCF ATTACHMENT A")
              TO INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT
                               ("IWCF AGREEMENT")
                            DATED September 24, 1996


Customer:  Information Technology Services, Inc.

I.       Fees, Rates and Repayment Terms:

     (A)  Credit  Line:   Twenty-Two   Million  Five  Hundred  Thousand  Dollars
          ($22,500,000.00)

     (B)  Borrowing Base:

          (i) 85% of the amount of the Customer's Eligible Accounts as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

          (ii) a percentage, determined from time to time by IBM Credit in its sole discretion, of the amount of Customer's Concentration Accounts for a specific Concentration Account Debtor as of the date of determination as reflected in the Customer's most recent Collateral Management Report; unless otherwise notified by IBM Credit, in writing, the percentage for Concentration Accounts for a specific Concentration Account Debtor shall be the same as the percentage set forth in paragraph (i) of the Borrowing Base;

               Notwithstanding the terms of Section 3.1(W) of the Agreement, Accounts arising from incentive payments, rebates, discounts and refunds which are (i) verifiable by Authorized Suppliers; and
               (ii) payable by Authorized Suppliers by check to the Lockbox will be deemed to be Eligible Accounts.

          (iii) 100% of the Customer's inventory in the Customer's possession as of the date of determination as reflected in the Customer's most recent Collateral Management Report constituting Products (other than service parts) financed through a Product Advance by IBM Credit, provided, however, IBM Credit has a first priority security interest in such Products and such Products are in new and in unopened boxes. The value to be assigned to such inventory shall be based upon the Authorized Supplier's invoice price to Customer for Products net of all applicable price reduction credits.

          (iv) Less an amount equal to twenty percent (20%) of outstandings under the credit line at all times;

     (C)  Product Financing Charge: Prime Rate

     (D)  Product Financing Period: 90 days

     (E)  Collateral Insurance Amount: Seven Million Dollars ($7,000,000.00)

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


     I.   Fees, Rates and Repayment Terms (continued):

          (F)  A/R Finance Charge:

               (i)  PRO Advance Charge: Prime Rate plus 0.25%

               (ii) WCO Advance Charge: Prime Rate plus 0.25%

          (G)  Delinquency Fee Rate: Prime Rate plus 6.500%

          (H)  Shortfall Transaction Fee: Shortfall Amount multiplied by 0.30%.

          (I) Free Financing Period Exclusion Fee: Product Advance multiplied by 0.40%

          (J)  Other Charges:

               (i)  Application Processing Fee: $__N/A ___.00

               (ii) Monthly Service Fee: $ ____1,500.00

               (iii) Closing Fee: $__N/A ___.00

               (iv) Commitment Fee: $__N/A ___.00

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


II.  Bank Account

(A) Customer's Lockbox(es) and Special Account(s) will be maintained at the following Bank(s):

Name of Bank:  The Chase Manhattan Bank

Address:          1 Chase Manhattan Plaza
                  New York, NY  10081

Phone:            (212) 403-5010

Lockbox Address:

Special Account #:         910-1-821826


Name of Bank:

Address:


Phone:

Lockbox Address:

Special Account #:


Name of Bank:

Address:


Phone:

Lockbox Address:

Special Account #:


Name of Bank:

Address:


Phone:

Lockbox Address:

Special Account #:

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

III. Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Attachment A. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

     Consolidated Net Income shall mean, for any period, the net income (or loss), after taxes, of Customer on a consolidated basis for such period determined in accordance with GAAP.

     Current shall mean within the ongoing twelve-month period.

     Current Assets shall mean assets that are cash or expected to become cash within the ongoing twelve months.

     Current Liabilities shall mean payment obligations resulting from past or current transactions that require settlement within the ongoing twelve-month period. All indebtedness to IBM Credit shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

     EBITDA shall mean, for any period (determined on a consolidated basis in accordance with GAAP), (a) the Consolidated Net Income of Customer for such period, plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Net Income: (i) the Customer's provisions for taxes based on income for such period; (ii) Interest Expense for such period; and (iii) depreciation and amortization of tangible and intangible assets of Customer for such period.

     Fixed Charges shall mean, for any period, an amount equal to the sum, without duplication, of the amounts for such as determined for the Customer on a consolidated basis, of (i) scheduled repayments of principal of all Indebtedness (as reduced by repayments thereon previously made), (ii) Interest Expense, (iii) capital expenditures, (iv) dividends, (v) leasehold improvement expenditures, and (vi) all provisions for U.S. and non-U.S. Federal, state and local taxes.

     Fixed Charge Coverage Ratio shall mean the ratio as of the last day of any fiscal period of (i) EBITDA as of the last day of such fiscal period to
     (ii) Fixed Charges.

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


III. Financial Covenants (continued):

     Interest Expense shall mean, for any period, the aggregate consolidated interest expense of Customer during such period in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization or original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

     Long Term shall mean beyond the ongoing twelve-month period.

     Long Term Assets shall mean assets that take longer than a year to be converted into cash. They are divided into four categories: tangible assets, investments, intangibles and other.

     Long Term Debt shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

     Net Profit after Tax shall mean Revenue plus all other income, minus all costs, including applicable taxes.

     Revenue shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

     Subordinated Debt shall mean Customer's indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit.

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

III. Financial Covenants (continued):

          Tangible Net Worth shall mean:

               Total Net Worth minus:

                    (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold expenses, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current assets as defined in Customer's financial statements; and

                    (b)  all  accounts  receivable  from  employees,   officers,
                         directors, stockholders and affiliates; and

                    (c)  all callable/redeemable preferred stock.

          Total Assets shall mean the total of current Assets and Long Term Assets.

          Total  Liabilities  shall mean the Current  Liabilities  and Long Term
          Debt  less   Subordinated   Debt,   resulting  from  past  or  current
          transactions, that require settlement in the future.

          Total Net Worth (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

          Working Capital shall mean Current Assets minus Current Liabilities.

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


III. Financial Covenants (continued):

Customer  will  be  required  to  maintain  the  following   financial   ratios,
percentages and amounts as of the last day of the fiscal period under review by IBM Credit:

     (a) Revenue on an annual basis (i.e., the current fiscal year-to-date Revenue annualized) to Working Capital ratio greater than zero and equal to or less than 15.0:1.0;

     (b)  Net Profit after Tax equal to or greater than:

          - Negative Five Hundred Thousand Dollars (-$500,000.00) for the quarterly period ending June 30, 2000;

          - Negative Five Hundred Thousand Dollars (-$500,000.00) for the quarterly period ending September 30, 2000;

          -    Zero for each quarter thereafter;

     (c) Total Liabilities to Tangible Net Worth ratio greater than zero and equal to or less than 3.0:1.0.

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

IV.  Additional   Conditions   Precedent  Pursuant  to  Section  5.1(K)  of  the
     Agreement:

THIS STATEMENT AND ANY OF THE FOLLOWING DOCUMENTS THAT DO NOT APPLY MUST BE DELETED.

     -    Executed Contingent Blocked Account Amendment;

     -    Executed Corporate Guaranty of Syscomm International, Inc.;

     - Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit in any assets that IBM Credit relies on to satisfy Customer's obligations to IBM Credit;

     - An opinion of Counsel substantially in the form and substance of Attachment H whereby the Customer's counsel states his or her opinion about the execution, delivery and performance of the Agreement and other documents by the Customer;

     -    A copy of an all-risk  insurance  certificate  pursuant to Section 7.8
          (B) of the Agreement.